Exhibit 99.4

Citigroup Inc.

Issue of EUR 1,750,000,000 1.250 per cent. Fixed Rate/Floating Rate Callable Notes due July 2026 under the

U.S.$110,000,000,000

Programme for the issuance of Euro Medium-Term Notes, Series C

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	Euro (“EUR”)

2.	Aggregate Nominal Amount:	EUR 1,750,000,000

3.	Issue Price:	99.512 per cent. of the Aggregate Nominal Amount

4.	(i) Specified Denominations:	EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000

	(ii) Calculation Amount:	EUR 1,000

5.	Issue Date:	6 May 2020

6.	Maturity Date:	The Interest Payment Date falling on or nearest to 6 July 2026

7.	Interest Basis:

1.250 per cent. per annum Fixed Rate, from, and including, the Issue Date to, but excluding, 6 July 2025 (the “Fixed Rate Period”)

Three-month EURIBOR + 1.66 per cent. per annum Floating Rate, from, and including, 6 July 2025 (the “Floating Rate Period”)

(further particulars specified below)

8.	Redemption/Payment Basis:	Redemption at par

9.	Put/Call Options:	Issuer Call

(further particulars specified below)

10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

11.	Fixed Rate Note Provisions:	Applicable to the Fixed Rate Period

	(i) Rate of Interest:	1.250 per cent. per annum payable annually in arrears

	(ii) Interest Payment Dates:	6 July in each year from, and including, 6 July 2021 (long first payment) to, and including 6 July 2025, subject, in each case, to adjustment in accordance with the Following Business Day Convention

	(iii) Fixed Interest Amount:	EUR 12.50 per Calculation Amount

	(iv) Day Count Fraction:	Actual / Actual (ICMA)

12.	Floating Rate Note Provisions:	Applicable to the Floating Rate Period

	(i) Interest Periods:	On, and including, each Interest Payment Date to, but excluding, the next Specified Interest Payment Date; provided that for the first Interest Period, on, and including, 6 July 2025 to, but excluding, the first Interest Payment Date

	(ii) Specified Interest Payment Dates:	Interest will be payable quarterly in arrears on 6 October 2025, 6 January 2026, 6 April 2026 and 6 July 2026, subject, in each case, to adjustment in accordance with the Business Day Convention specified below

	(iii) First Interest Payment Date:	6 October 2025

	(iv) Business Day Convention:	Modified Following Business Day Convention

	(v) Business Centre(s):	TARGET, London

	(vi) Manner in which the Rate(s) of Interest is/are to be determined:	Screen Rate Determination

(ix) Screen Rate Determination:

	• Reference Rate:	Three-month EURIBOR

	• Interest Determination Date(s):	The second TARGET Business Day prior to the first day of each Interest Period

	• Relevant Screen Page:	The display page designated EURIBOR01 on Reuters

	• Relevant Time:	11:00 a.m. Brussels time

	• Relevant Financial Centre:	Eurozone

	(x) Margin(s):	+ 1.66 per cent. per annum

	(xi) Minimum Rate of Interest:	0.000 per cent. per annum

	(xii) Day Count Fraction:	Actual/360

13.	Call Option:	Applicable

	(i) Optional Redemption Dates (Call):	In whole at any time, or in part from time to time, on or after 6 November 2020 (or, if additional Notes are issued after the Issue Date, beginning six months after the issue date of such additional Notes) and prior to 6 July 2025 (“Make-Whole Call Period”). In whole, but not in part, on 6 July 2025 (“Par Call Date”) and on or after 6 June 2026 (“Par Call Period”).

	(a) Make-Whole Amount:	The excess, if any, of: (i) the aggregate present value as of such Optional Redemption Date of each euro of nominal amount being redeemed and the amount of interest (exclusive of interest accrued to the Optional Redemption Date) that would have been payable in respect of each such euro if such redemption had not been made, determined by discounting, on an annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date that notice of such redemption is given pursuant to Condition 18 (Notices)) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate nominal amount of Notes being redeemed, as calculated by the Issuer or a person designated by the Issuer.

	(b) Reinvestment Rate:	The mid-market annual yield on the Reference Security (or if the Reference Security is no longer outstanding, a Similar Security) plus the Redemption Margin

	(c) Reference Security:	DBR 0.500 per cent. Federal Government Bond of Bundesrepublik Deutschland due February 2025

	(d) Similar Security:	Reference bond or reference bonds issued by the German Federal Government having an actual or interpolated maturity of 6 July 2026 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issuances of corporate debt securities maturing on 6 July 2026.

	(e) Redemption Margin:	35 basis points

	(ii) Optional Redemption Amount (Call) and method, if any, of calculation of such amount on Par Call Date and during Par Call Period:	EUR 1,000 per Calculation Amount

14.	Final Redemption Amount:	EUR 1,000 per Calculation Amount

15.	Early Redemption Amount:

	Early Redemption Amount(s) per Calculation Amount payable on redemption for taxation reasons or other early redemption (other than upon an event of default) and/or the method of calculating the same (if required or if different from that set out in the Conditions):	EUR 1,000 per Calculation Amount

	Early Redemption Amount(s) per Calculation Amount payable on redemption upon and event of default and/or the method of calculating the same (if required or if different from that set out in the Conditions):	EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

16.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	London

17.	Substitution provisions:	The provisions in Condition 23 (Substitution of the Issuer) are applicable

18.	Listing:	Luxembourg

19.	ISIN Code:	XS2167003685

20.	Common Code:	216700368